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                                                                 EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                    COMPUTATION OF INCOME PER COMMON SHARE

                                                   Nine-month periods ended
                                                         November 30,
                                                    1997              1996

INCOME PER SHARE

Net income allocable to common and
  common equivalent shares                        $  734,736       $  717,584
   Weighted average number of
     common shares outstanding                     2,912,367        2,952,015
   Net effect of dilutive stock options
     and warrants based on the Treasury
      Stock Method using average market
      price                                           14,643                -
   Weighted average number of common
     and common equivalent shares
     outstanding                                   2,927,010        2,952,015
Income per common
  and common equivalent share                     $      .25       $      .24


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                                                                   EXHIBIT 11.1

                      ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                      COMPUTATION OF INCOME PER COMMON SHARE

                                                  Three-month periods ended
                                                        November 30,
                                                    1997              1996
INCOME PER SHARE

Net income allocable to common and
  common equivalent shares                       $   152,809       $  258,917
   Weighted average number of
     common shares outstanding                     2,912,449        2,944,898
   Net effect of dilutive stock options
     and warrants based on the Treasury
      Stock Method using average market
        price                                         21,010                -
   Weighted average number of common
     and common equivalent shares
     outstanding                                   2,933,459        2,944,898
Income per common
  and common equivalent share                    $       .05       $      .09


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